Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 9, 1998 appearing on page F-2 of Endogen Inc.'s Annual Report on Form 10-KSB for the year ended May 31, 1998.



/s/ PricewaterhouseCoopers LLP
------------------------------
PRICEWATERHOUSECOOPERS LLP



Boston, Massachusetts
February 23, 1999